Exhibit 99.1


                                 Tiffany & Co.
                                 -------------
                  Share Ownership Policy for Executive Officers
                  ---------------------------------------------

This Policy was adopted on July 20, 2006 (the "Adoption Date") by the Board of Directors (the "Board") of Tiffany & Co. (the "Corporation") for those who have been or subsequently are designated "executive officers" by the Board. This Policy applies to the ownership of the common stock of the Corporation ("Common Stock").

Defined Terms:

"beneficial ownership" shall have the same meaning as under Rule 16a-1(a)(2) of the Securities Exchange Act, provided that: (a) Qualifying Options shall be deemed beneficially owned but shall be valued only as provided for below; and
(b)restricted stock units awarded under the Corporation's 2005 Employee Incentive Plan will not be deemed beneficially owned until vested;

"Disposition" means any transaction which would cause the executive officer to cease to be the beneficial owner of Common Stock, provided, however, that any of the following transactions will not be deemed a Disposition: (i) any sale of Common Stock acquired on vesting of a restricted stock unit or exercise of an employee stock option to the extent necessary to satisfy the tax withholding obligations of the employer of the executive officer in respect of such vesting or exercise; (ii) any sale of Common Stock made under circumstances constituting a Financial Hardship; and (iii) any sale or transfer made pursuant to a Qualified Domestic Relations Order;

"Financial Hardship" means an immediate and heavy financial need of the executive officer (including that of his spouse or any dependent), as so determined by the Board on application from the executive officer, not in excess of the amount required to relieve such financial need, and only if, and to the extent, such need cannot be satisfied from other resources reasonably available to the executive officer (including assets of his or her spouse and minor children reasonably available to him or her);

"Non-Compliance Date" means, with respect to an executive officer, the most recent date on or after the Adoption Date on which that person was in non-compliance with this Policy;

"Option Stock" means Common Stock acquired on exercise of an employee stock option in excess of stock sold to satisfy the tax withholding obligations of the employer of the executive officer in respect of such exercise;

"Performance Stock" means Common Stock acquired on vesting of a restricted stock unit in excess of stock sold to satisfy the tax withholding obligations of the employer of the executive officer in respect of such vesting;

"Qualified Domestic Relations Order" means a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant and which requires the executive officer to make a transfer or sale of Common Stock;

"Qualifying Options" mean vested options to purchase Common Stock issued under one of the Corporation's employee stock option plans and having a strike price below the market value of the Common Stock; and

"Significant Portfolio" means, for the executive officer in question, shares of Common Stock and/or Qualifying Options having a value equal to or greater than the multiple of annual salary set forth below, provided that at least 25% of such value shall be attributable to Common Stock:

         Chief Executive Officer - five times;
         President - four times;
         Executive Vice Presidents - three times; and
         Senior Vice Presidents - two times.

Basic Policy

It is the policy of the Board that each executive officer will beneficially own and maintain beneficial ownership of a Significant Portfolio for so long as he or she remains an executive officer.

Valuation

For purposes of this Policy, shares of Common Stock will be valued at market and Qualifying Options will be valued at one-half the difference between strike price and market price of the underlying Common Stock.

Extended Time for Compliance

Each executive officer shall achieve compliance within five years of becoming subject to this Policy.

Changes in the market value of the Common Stock, changes in salary, or a Disposition pursuant to a Financial Hardship and/or a Qualified Domestic Relations Order may cause an executive officer who has complied with this Policy to fall out of compliance. Such an executive officer shall achieve compliance within two years after falling from compliance.

Restrictions on Disposition

An executive officer who does not beneficially own a Significant Portfolio shall not engage in any Disposition provided, however, that up to fifty percent of the aggregate of Option Stock and Performance Stock acquired after his or her Non-Compliance Date may be sold or otherwise transferred without violating this Policy.

Annual Review

The   Nominating/Corporate   Governance  Committee  of  the  Board  will  review
compliance and progress towards compliance with the Policy each year in May.

Other Matters

Nothing contained in this Policy shall compel any transaction or excuse compliance with applicable law or with the Corporation-s policies, including the Corporation's policies with respect to trading on insider information or engaging in speculative transactions in the Common Stock. Nothing contained herein shall be deemed to alter the terms of any stock option or other equity award grant made under the Corporation's equity award plans.